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                       CERTIFICATE OF RETIREMENT OF STOCK
                                       OF
                              STAFF BUILDERS, INC.


     Staff Builders, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter referred to as the "Corporation"),

     DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors (the "Board") of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted resolutions retiring shares of the capital stock of the Corporation, which were issued but not outstanding, to the extent hereinafter set forth, and which retired shares had capital applied in connection with their acquisition.

     SECOND: The shares of capital stock of the Corporation, which are retired, are identified as being "$1.00 Preferred Stock, Class A", $1.00 par value per share (the "Class A Stock").

     THIRD: That in accordance with the provisions of Section 243 of the Delaware General Corporation Law and in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation, the capital stock of the Corporation which is hereby retired shall resume the status of authorized and unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation and, upon the effective date of the filing of this Certificate, the Restated Certificate of Incorporation of the Corporation shall be amended so as to delete therefrom all reference to said Class A Stock.

     IN WITNESS WHEREOF, the undersigned have executed this document and affirm the facts contained herein are true under the penalty of perjury.

                              STAFF BUILDERS, INC.



Dated: June 3, 1994           By: /s/ Stephen Savitsky
                                 ---------------------------
                                 Stephen Savitsky, President

ATTEST:


By:  /s/ David Savitsky
   -------------------------
   David Savitsky, Secretary